Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2018 RESULTS

SECOND-QUARTER HIGHLIGHTS:

•	TOTAL REVENUE +10.2%
•	SAME-UNIT REVENUE +5.9%
•	EPS FROM CONTINUING OPERATIONS OF $0.23,+15.0%

FIRST-HALF HIGHLIGHTS:

•	TOTAL REVENUE +10.2%
•	SAME-UNIT REVENUE +5.8%
•	EPS FROM CONTINUING OPERATIONS OF $0.87, +31.8%

CLEVELAND (August 2, 2018) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced second-quarter and first-half results for the period ended June 30, 2018.

For the 2018 second quarter, CBIZ reported revenue of $232.6 million, an increase of $21.6 million, or 10.2%, over the $211.0 million reported in 2017. Same-unit revenue increased by $12.4 million, or 5.9%, for the quarter, compared with the same period a year ago. Newly acquired operations contributed $9.2 million, or 4.3%, to revenue in the quarter. CBIZ reported income from continuing operations of $13.1 million, or $0.23 per diluted share, in the 2018 second quarter, compared with $11.4 million, or $0.20 per diluted share, for the same period a year ago. Adjusted EBITDA for the second quarter was $24.1 million, compared with $23.1 million for the second quarter of 2017.

For the first half of 2018, CBIZ reported revenue of $498.7 million, an increase of $46.3 million, or 10.2%, over the $452.4 million recorded for 2017. Same-unit revenue increased by $26.4 million, or 5.8%, compared with the same period a year ago. Acquisitions contributed $19.9 million, or 4.4%, to revenue growth in the first six months. Income from continuing operations was $48.9 million, or $0.87 per diluted share, for the first half

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of 2018, compared with $36.4 million, or $0.66 per diluted share, for the same period a year ago. Adjusted EBITDA was $79.9 million, compared with $71.4 million for 2017.

During the second quarter and first half of 2018, the Company incurred expenses of $1.9 million and $2.8 million, respectively, due to the increase in share price from $18.25 at March 30, 2018 to $23.00 at June 30, 2018. The Company is required to mark-to-market potential future share issuances related to contingent acquisition earnout liabilities, as well as share equivalents in the Company’s non-executive equity aligned cash bonus plan. These items are primarily reflected in Other (expense) income, net, with a small portion reflected in Operating expense.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Our strong performance in the second-quarter and first-half is a result of a healthy level of optimism among our clients, favorable business conditions and the unique value proposition CBIZ brings to our clients. We are pleased to continue to see strong demand for our core services, for advice and planning in connection with the Tax Cuts and Jobs Act of 2017 and for our advisory services.”

Grisko continued, “We have closed two acquisitions to date in 2018 that are expected to contribute approximately $9.1 million of annual revenue. Since June of 2017, we have acquired five businesses that are expected to contribute approximately $33.4 million of annualized revenue. We are pleased with the performance of our acquired businesses, and with approximately $200 million of unused financing capacity on our unsecured credit facility, we have sufficient funding to continue to pursue additional acquisition opportunities that will further position and strengthen our core business and enhance future growth.”

2018 Outlook

•	The Company expects growth in total revenue to be near the high end of a range of 5% to 8%.

•

The Company expects to report an effective tax rate of approximately 25% as a result of the Tax Cuts and Jobs Act, although a number of factors may impact the tax rate. The Company expects a weighted average fully diluted share count of approximately 56.0 million shares for full-year 2018.

•

The Company expects to achieve growth in fully diluted earnings per share within a range of 13% to 17% over the $0.92 reported for 2017. Adjusted for the one-time 2017 impact of the Tax Cuts and Jobs Act, the Company expects to achieve growth within a range of 20% to 24% over the adjusted $0.87 reported for 2017.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10122606 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), August 2, through 5:00 p.m. (ET), August 6, 2018. The toll-free dial-in

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number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10122606.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory and valuation services. Benefits and insurance services include group health benefits consulting, property and casualty insurance, retirement plan consulting, payroll and HR consulting. As one of the largest accounting, insurance brokerage and valuation companies in the United States, the Company’s services are provided through more than 100 Company offices in 33 states. For more information, please visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED JUNE 30, 2018 AND 2017

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	JUNE 30,
	2018	%	2017	%
Revenue	$232,641	100.0%	$211,016	100.0%
Operating expenses (1)	205,102	88.2%	188,120	89.1%
Gross margin	27,539	11.8%	22,896	10.9%
Corporate general and administrative expenses (1)	9,993	4.3%	9,232	4.4%
Operating income	17,546	7.5%	13,664	6.5%
Other (expense) income:
Interest expense	(1,817)	-0.8%	(1,692)	-0.8%
Gain on sale of operations, net	-	0.0%	23	0.0%
Other income, net (1) (2)	630	0.3%	3,764	1.8%
Total other (expense) income, net	(1,187)	-0.5%	2,095	1.0%
Income from continuing operations before income tax expense	16,359	7.0%	15,759	7.5%
Income tax expense	3,238		4,343
Income from continuing operations	13,121	5.6%	11,416	5.4%
Loss from operations of discontinued businesses, net of tax	(15)		(418)
Net income	$13,106	5.6%	$10,998	5.2%

Diluted earnings (loss) per share:
Continuing operations	$0.23		$0.20
Discontinued operations	-		(0.01)
Net income	$0.23		$0.19

Diluted weighted average common shares outstanding	56,437		55,831
Other data from continuing operations:
Adjusted EBITDA (3)	$24,077		$23,066

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($1.8 million expense in 2018 and $2 million expense in 2017, or (0.8%) and (0.9%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.2 million expense in 2018 and 2017, respectively, or (0.1%) and (0.1%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($2 million income in 2018 and $2.2 million income in 2017, or 0.9% and 1.0% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the three months ended June 30, 2018 and 2017, is expense of $1.4 million and income of $1.4 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

SIX MONTHS ENDED JUNE 30, 2018 AND 2017

(In thousands, except percentages and per share data)

	SIX MONTHS ENDED
	JUNE 30,
	2018	%	2017	%
Revenue	$498,731	100.0%	$452,475	100.0%
Operating expenses (1)	409,852	82.2%	380,886	84.2%
Gross margin	88,879	17.8%	71,589	15.8%
Corporate general and administrative expenses (1)	20,021	4.0%	18,000	4.0%
Operating income	68,858	13.8%	53,589	11.8%
Other (expense) income:
Interest expense	(3,597)	-0.7%	(3,209)	-0.7%
Gain on sale of operations, net	663	0.1%	45	0.0%
Other (expense) income, net (1) (2)	(599)	-0.1%	6,501	1.5%
Total other (expense) income, net	(3,533)	-0.7%	3,337	0.8%
Income from continuing operations before income tax expense	65,325	13.1%	56,926	12.6%
Income tax expense	16,394		20,484
Income from continuing operations	48,931	9.8%	36,442	8.1%
Gain (loss) from operations of discontinued businesses, net of tax	26		(570)
Net income	$48,957	9.8%	$35,872	7.9%

Diluted earnings (loss) per share:
Continuing operations	$0.87		$0.66
Discontinued operations	-		(0.01)
Net income	$0.87		$0.65

Diluted weighted average common shares outstanding	56,166		55,530
Other data from continuing operations:
Adjusted EBITDA (3)	$79,935		$71,369

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($1.7 million expense in 2018 and $4.9 million expense in 2017, or (0.3%) and (1.1%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.2 million expense in 2018 and $0.5 million expense in 2017, or (0.0%) and (0.1%) of revenue for both 2018 and 2017) and are directly offset by deferred compensation gains or losses in "Other (expense) income, net" ($1.9 million income in 2018 and $5.4 million income in 2017, or 0.4% and 1.2% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other (expense) income, net" for the six months ended June 30, 2018 and 2017, is expense of $3.1 million and income $0.8 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2018	2017	2018	2017
Revenue
Financial Services	$151,737	$132,591	$332,340	$291,224
Benefits and Insurance Services	72,753	70,559	150,083	145,723
National Practices	8,151	7,866	16,308	15,528
Total	$232,641	$211,016	$498,731	$452,475

Gross Margin
Financial Services	$22,667	$16,740	$70,237	$55,984
Benefits and Insurance Services	11,588	10,682	27,785	25,704
National Practices	584	631	1,466	1,286
Operating expenses - unallocated (1):
Other	(5,461)	(3,167)	(8,884)	(6,441)
Deferred compensation	(1,839)	(1,990)	(1,725)	(4,944)
Total	$27,539	$22,896	$88,879	$71,589

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in "Operating expenses" and as income in "Other income (expense), net".

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CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	SIX MONTHS ENDED
	JUNE 30,
	2018	2017
Net income	$48,957	$35,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,676	11,279
Bad debt expense, net of recoveries	3,172	2,439
Adjustments to contingent earnout liability	3,050	(756)
Stock-based compensation expense	3,850	2,790
Other noncash adjustments	(2,840)	(1,115)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	67,865	50,509
Changes in assets and liabilities, net of acquisitions and divestitures	(26,607)	(25,731)
Operating cash flows provided by continuing operations	41,258	24,778
Operating cash used in discontinued operations	(152)	(540)
Net cash provided by operating activities	41,106	24,238
Net cash provided by investing activities	42,471	31,757
Net cash used in financing activities	(75,530)	(51,284)
Net increase in cash and cash equivalents	$8,047	$4,711

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	JUNE 30,	DECEMBER 31,
	2018	2017
Cash and cash equivalents	$1,921	$424
Restricted cash	39,535	32,985
Accounts receivable, net	245,639	188,300
Current assets before funds held for clients	314,968	245,061
Funds held for clients - current and non-current	131,304	203,112
Goodwill and other intangible assets, net	640,312	613,206

Total assets	$1,210,124	$1,176,231

Notes payable - current	$1,632	$1,861
Current liabilities before client fund obligations	$173,123	$130,664
Client fund obligations	132,289	203,582
Notes payable - long-term	1,653	2,164
Bank debt	178,493	177,672

Total liabilities	$621,298	$645,352

Treasury stock	$(495,455)	$(491,046)

Total stockholders' equity	$588,826	$530,879

Debt to equity	30.9%	34.2%
Days sales outstanding (DSO) - continuing operations (1)	82	75

Shares outstanding	55,429	54,592
Basic weighted average common shares outstanding	54,334	53,862
Diluted weighted average common shares outstanding	56,166	55,689

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at June 30, 2017 was 83.

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CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2018	2017	2018	2017
Income from continuing operations	$13,121	$11,416	$48,931	$36,442
Interest expense	1,817	1,692	3,597	3,209
Income tax expense	3,238	4,343	16,394	20,484
Gain on sale of operations, net	-	(23)	(663)	(45)
Depreciation	1,514	1,215	2,918	2,462
Amortization	4,387	4,423	8,758	8,817

Adjusted EBITDA	$24,077	$23,066	$79,935	$71,369

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

Guidance on 2018 Earnings Per Diluted Share from Continuing Operations

	Low	High
2018 outlook growth in earnings per share	13%	17%
2018 outlook earnings per share	$1.04	$1.08

2018 outlook growth in earnings per diluted share, excluding impact of Tax Reform Act	20%	24%

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